                                                                    Exhibit 10.4

                                   TERM NOTE
                                   ---------

$2,500,000                                                         June 30, 1999


     FOR VALUE RECEIVED, MATRIX BANCORP, INC., a Colorado corporation formerly named Matrix Capital Corporation ("Borrower"), promises to pay to the order of RESIDENTIAL FUNDING CORPORATION ("Lender") $2,500,000, together with interest.

     This note is a "Term Note" under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of March 12, 1997, between Borrower, Lender, certain other Lenders, and U.S. Bank National Association, as Agent for Lenders. All of the defined terms in the Credit Agreement have the same meanings when used, unless otherwise defined, in this note.

     This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note, including, without limitation, the final maturity, which is the Maturity Date. Principal and interest are payable to the holder of this note through Agent at either (a) its offices at 950 17th Street, Denver, Colorado 80202, or (b) at any other address so designated by Agent in written notice to Borrower.

     This note incorporates by reference all other provisions in the Credit Agreement applicable to this note, such as provisions for disbursements of principal, applicable-interest rates before and after Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and other obligors, assurances and security, choice of Texas and United States federal Law, usury savings, and other matters applicable to Loan Documents under the Credit Agreement.

     This note is a renewal, extension, increase of, and substitution for (but not novation of), the existing Term Note dated as of June 29, 1998, executed by Borrower, payable to Payee, and in the stated principal amount of $4,250,000.


                         MATRIX BANCORP, INC., as Borrower


                         By   /s/ Guy A. Gibson
                              _________________________________________________
                              Guy A. Gibson, Chief Executive Officer and
                              President